                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Northrop Grumman Corporation of our report regarding Electronic Systems (a unit of Westinghouse Electric Corporation) dated January 31, 1996 appearing on page 4 of the Current Report on Form 8-K for Northrop Grumman Corporation dated March 18, 1996.


PRICE WATERHOUSE, LLP
Baltimore, Maryland
April 10, 1996


                                 EXHIBIT 23.2